UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 24, 2014
UNITED AMERICAN HEALTHCARE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2014, registrant United American Healthcare Corporation (the “Company”) entered into a Sixth Amendment to Voting and Standstill Agreement (the “Sixth Amendment”) with St. George Investments, LLC, an Illinois limited liability company (“St. George”), and The Dove Foundation, an Illinois trust (“Dove”). St. George is an affiliate of John M. Fife, who is the President, CEO, Chairman, and controlling shareholder of the Company.

The Sixth Amendment further amends the Voting and Standstill Agreement dated March 19, 2010, between the Company and St. George, which was previously amended by: (i) the Amendment to Voting and Standstill Agreement dated June 7, 2010; (ii) the Agreement to Join the Voting and Standstill Agreement by Dove dated June 7, 2010; (iii) the Acknowledgment and Waiver of Certain Provisions of the Voting and Standstill Agreement dated June 18, 2010; (iv) the Second Amendment to Voting and Standstill Agreement dated November 3, 2011; (v) the Third Amendment to Voting and Standstill Agreement dated May 15, 2012; (vi) the Fourth Amendment to Voting and Standstill Agreement dated January 10, 2013; and (vii) the Fifth Amendment to the Voting and Standstill Agreement dated October 9, 2013 (as so amended, the “Voting and Standstill Agreement”).

In connection with the Sixth Amendment, St. George and Dove have agreed to forbear on exercising their rights to cause the Company to purchase their respective shares of the Company’s common stock, and the Company has agreed to postpone the “Put Commencement Date” (as defined in the Voting and Standstill Agreement) until April 1, 2015. As a result, the “Put Exercise Period”) (as defined in the Voting and Standstill Agreement) will commence on April 1, 2014, and end on September 30, 2015.

Item 3.02	Unregistered Sales of Equity Securities.

On October 24, 2014, St. George elected to convert $55,118.25 of the outstanding balance of the Secured Promissory Note issued by the Company to St. George on August 14, 2012, as disclosed in the Current Report on Form 8-K filed by the Company on August 27, 2012, at the conversion price of $0.004323 per share, whereupon the Company issued 12,750,000 shares of its common stock to St. George.

On October 24, 2014, 2014, Dove elected to convert $8,646.00 of the outstanding balance of the Unsecured Promissory Note issued by the Company to St. George on October 10, 2012, as disclosed in the Quarterly Report on Form 10-Q filed by the Company on November 9, 2012, and transferred by St. George to Dove on May 31, 2013, pursuant to a Contribution and Assignment Agreement, as disclosed in the Schedule 13D filed by Dove on July 9, 2013, at the conversion price of $0.004323 per share, whereupon the Company issued 2,000,000 shares of its common stock to Dove.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to the Voting and Standstill Agreement dated October 27, 2014

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014	UNITED AMERICAN HEALTHCARE CORPORATION

	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer